UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 11, 2012

LANDAUER, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-9788 (Commission File Number)	06-1218089 (IRS Employer Identification No.)

2 Science Road, Glenwood, Illinois 60425

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (708) 755-7000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of JoAnn Doherty as Vice President Corporate Controller and Chief Accounting Officer

On January 11, 2012, the Board of Directors of Landauer, Inc. (the “Company”) appointed JoAnn Doherty as the Company’s Vice President Corporate Controller and Chief Accounting Officer, each effective on January 11, 2012. Additionally, Ms. Doherty will serve as the Company’s principal accounting officer. Prior to this appointment, Ms. Doherty’s title within the Company was Vice President and Controller.

Ms. Doherty, age 46, joined the Company in April 2009 as Vice President and Controller. Prior to joining the Company, Ms. Doherty served in a number of positions at Schawk Inc. from May 2000 to June 2008, including Vice President Accounting from 2006 to 2008, and Vice President Accounting Controls & Systems from 2003 to 2006. Schawk Inc. is a global provider of integrated brand development and brand deployment services for clients in a variety of industries, including consumer brands, retailers, and pharmaceutical companies. Prior to her time at Schawk, Ms. Doherty worked in information technology consulting at The Revere Group from 1996 to 2000, served as Corporate Controller at The Vigoro Corporation from 1991 to1996 and held various accounting positions at Alberto Culver Company from 1987 to 1991. Ms. Doherty is a Certified Public Accountant.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDAUER, INC.

January 17, 2012	By:	/s/ Michael Burke
Michael Burke
Senior Vice President and Chief Financial Officer (Principal Financial Officer)

3